UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26497 Rancho Parkway South Lake Forest, CA 92630 (Address of principal executive offices) (zip code)

(855) 266-4663 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 28, 2014, we issued a total of five million five hundred thousand (5,500,000) shares of our common stock, restricted in accordance with Rule 144, to a total of five (5) individuals and entities who had rendered services to us prior to December 31, 2013. These shares were used to satisfy an aggregate debt of Four Hundred and Forty Thousand Dollars ($440,000) owed to service providers.

The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 because the service providers were either accredited or sophisticated and familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: March 4, 2014	/s/ James Pakulis
By: James Pakulis
Its: President andChief Executive Officer

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